Exhibit 99.5 U.S. Contract Business

Building on Strengths
History of strong relationships with large & enterprise customers
Customer retention rate at a five-year high
Nearly half of our largest customers have been with us for more than 10 years
“OfficeMax listened to our concerns
“OfficeMax listened to our concerns
and worked with us to formulate just
and worked with us to formulate just
the right package for us.”
the right package for us.”
Director of Procurement, Director of Procurement,
County of San Diego County of San Diego

Building on Strengths – World Class Advocacy
World Class Rating – beginning in 2003 through 2011
91% “Very Satisfied” - Customer Satisfaction with the Customer Advocates
Source: Service Quality Measurement, September 2011

4 Strategic Outline – A Time to Grow

5 Key Strategies – Strengthening the Core - Productivity

Key Strategies – Strengthening the Core:
Margin Improvement
• Experienced leadership
• Field pricing leaders
• Raise profitability  of accounts
• Benchmarked margins by sector
• Focus on private brand mix
• Selling green savings
• Significant operational savings
• Better analytics
• Automated customer materials

7 Key Strategies – Championing Growth Products & Services – Furniture / OMWorkspace – Technology & Document Solutions • ImPress • Managed Print Services • Technology – Jan-San / Cleaning & Break Room

Key Strategies – Championing Growth in SMB
Staffing funded
Staffing funded
through productivity
through productivity
enhancements
enhancements
in the Contract
in the Contract
organization
organization

Operational Milestones/Actions 2011 – 2012 Actions